EXHIBIT 99

For Release:  August 11, 2008

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI announces third quarter dividend

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI ) announced today that it will pay a third quarter dividend of 55 cents per common share to shareholders of record on September 30, 2008 and payable on November 10, 2008.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release.